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                                                                  EXHIBIT 4.1(d)
                                                                     (1997 10-K)

                        AMENDMENT NO. 4 TO LOAN AGREEMENT

         THIS AMENDMENT NO. 4 TO LOAN AGREEMENT is made as of October 7, 1997 by and between THE OILGEAR COMPANY (the "Company") and M&I MARSHALL & ILSLEY
BANK ("M&I").

         IN CONSIDERATION of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, it is hereby agreed that:

                             ARTICLE I - DEFINITIONS

         When used herein, the following terms shall have the meanings specified:

         1.1 Amendment. "Amendment" shall mean this Amendment No. 4 to Loan Agreement.

         1.2 Loan Agreement. "Loan Agreement" shall mean the Loan Agreement between M&I and the Company, dated as of September 28, 1990, as amended and restated as of June 17, 1996, as amended by Amendment No. 1 dated October 11, 1996, as amended by Amendment No. 2 dated January 23, 1997 and as amended by Amendment No. 3 dated July 21, 1997, together with the Exhibits attached thereto.

         1.3 Other Terms. The other capitalized terms used in this Amendment shall have the definitions specified in the Loan Agreement.

                             ARTICLE II - AMENDMENTS

         The Loan Agreement is deemed amended as of the date hereof as follows:

         2.1 Article I - Definitions. (a) The definition of "Commitment" contained in Article I of the Loan Agreement is hereby amended in its entirety to read as follows:

                           Commitment. "Commitment" shall mean the commitment of M&I to make Revolving Credit Loans to the Company under the Loan Agreement up to the maximum principal amount of Sixteen Million and 00/100 Dollars ($16,000,000.00) through the Commitment Termination Date, or such lesser amount resulting from a termination or reduction of the Commitment pursuant to Section 2.13, 2.18 or 7.1 of this Loan Agreement.

         (b) The definition of "Commitment Termination Date" contained in
Article I of the Loan Agreement is hereby amended in its entirety to read as follows:



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                           Commitment Termination Date. "Commitment Termination
         Date" shall mean the earlier of (a) April 30, 2000 or (b) the date on which the Commitment is terminated pursuant to Section 2.13, 2.18 or
         7.1 of this Loan Agreement.

         (c) The definition of "Revolving Credit Note" contained in Article I of the Loan Agreement is hereby amended in its entirety to read as follows:

                           Revolving Credit Note. "Revolving Credit Note" shall mean the promissory note dated July 31, 1992, as amended and restated on July 15, 1994, on April 30, 1995 and on June 17, 1996, from the Company to M&I evidencing the Revolving Credit Loans, together with all extensions, renewals, amendments, modifications and refinancings thereof.

         2.2 Section 2.1 - Revolving Credit Loans. Section 2.1(a) of the Loan Agreement is hereby amended in its entirety to read as follows:

                  2.1 Revolving Credit Loans. (a) From time to time prior to the Commitment Termination Date and subject to the terms and conditions set forth in this Loan Agreement, M&I agrees to make Revolving Credit Loans to the Company. The aggregate amount of Revolving Credit Loans outstanding at any one time shall never exceed the Commitment. All Revolving Credit Loans shall be evidenced by the Revolving Credit Note, the Company being obligated, however, to pay the amount of Revolving Credit Loans actually made, together with interest on the amount which remains outstanding from time to time. The Company may borrow, repay and reborrow under this Section subject to the terms and conditions of this Loan Agreement. The Revolving Credit Note shall mature on the Commitment Termination Date.

         2.3 Section 6.7 - Consolidated Tangible Net Worth. The Company and M&I acknowledge and agree that the Consolidated Tangible Net Worth covenant as contained in Section 6.7 of the Loan Agreement which is applicable for the Company for the period from December 31, 1996 through December 30, 1997 is $20,816,415. Such Consolidated Tangible Net Worth requirement shall be increased as of each December 31, as set forth in Section 6.7 of the Loan Agreement.

         2.4 Revolving Business Note. The Company has requested that M&I make additional revolving credit loans to the Company up to a principal amount of $4,000,000 (the "Line of Credit"). This Line of Credit shall be evidenced by the Revolving Business Note executed by the Company payable to the order of M&I in the principal amount of $4,000,000 dated October 7, 1997 (the "Line of Credit Note"), in the form of Exhibit A hereto. M&I agrees to make such Line of Credit Loans available to the Company upon substantially the same terms and conditions as the Revolving Credit Loans are made available to the Company pursuant to the Loan Agreement. All loans which are currently evidenced by the Revolving Business Note in the original principal amount of $2,000,000 issued by the Company payable to the order of M&I dated July 21, 1997 shall be evidenced by the


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Line of Credit Note. Such earlier note is hereby cancelled. The Company agrees to repay in full all loans made pursuant to the Line of Credit Note on the earlier of April 30, 1998 or when all amounts owed pursuant to the Loan Agreement and the Notes have been accelerated pursuant to Section 7.1 of the Loan Agreement. The Company and M&I hereby agree that, except as otherwise set forth in this Amendment or the Line of Credit Note, all terms and provisions contained in the Loan Agreement with respect to Revolving Credit Loans (except for the maturity date) shall be applicable to the Line of Credit Loans. The Line of Credit Loans shall be governed by all provisions set forth in the Loan Agreement. The Company hereby agrees and acknowledges that all Line of Credit Loans shall be secured by all collateral securing the Loan Agreement and the Notes described therein, including, without limitation, the Security Agreement described therein. Notwithstanding any provisions contained in this Amendment or in the Loan Agreement to the contrary, the Company agrees to repay all Line of Credit Loans by April 30, 1998. Any failure to pay any amounts owed with respect to the Line of Credit Loans or the Line of Credit Note shall be considered to be an Event of Default under the Loan Agreement and M&I shall be entitled to exercise any and all remedies for such default as set forth in the Loan Agreement, the Security Agreement or pursuant to applicable law. M&I may accelerate all amounts owed under the Line of Credit Note if any Event of Default under the Loan Agreement occurs.

         2.5 Miscellaneous Amendments. The Loan Agreement, the Notes, the Security Agreement and all other agreements, documents, instruments and materials executed and delivered heretofore or hereafter pursuant to the Loan Agreement are deemed hereby to be amended so that any reference therein to the Loan Agreement shall be a reference to such documents as amended by or pursuant to this Amendment.

                  ARTICLE III - REPRESENTATIONS AND WARRANTIES

         The Company hereby represents and warrants to M&I that:

         3.1 Loan Agreement. All of the representations and warranties made by the Company in the Loan Agreement are true and correct on the date of this Amendment. No Default or Event of Default under the Loan Agreement has occurred and is continuing as of the date of this Amendment.

         3.2 Authorization; Enforceability. The making, execution and delivery of this Amendment and the Line of Credit Note, and performance of and compliance with the terms of the Loan Agreement as amended, and the Line of Credit Note have been duly authorized by all necessary corporate action by the Company. This Amendment and the Line of Credit Note are the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         3.3 Absence of Conflicting Obligations. The making, execution and delivery of this Amendment, and performance and compliance with the terms of the Loan Agreement as amended, do not violate any presently existing provision of law or the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.



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                           ARTICLE IV - MISCELLANEOUS

         4.1 Continuance of Loan Agreement, the Notes and the Security Agreement. Except as specifically amended by this Amendment, the Loan Agreement, the Notes and the Security Agreement shall remain in full force and effect.

         4.2 Expenses and Attorney's Fees. The Company shall pay all fees and expenses incurred by M&I, including the reasonable fees of counsel, in connection with the preparation of this Amendment and the consummation of the transactions contemplated by this Amendment, and the protection or enforcement of the rights of M&I under this Amendment.

         4.3 Survival. All agreements, representations and warranties made in this Amendment or in any documents delivered pursuant to this Amendment shall survive the execution of this Amendment and the delivery of any such document.

         4.4 Governing Law. This Amendment and the other documents issued pursuant to this Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Wisconsin applicable to contracts made and wholly performed within such state.

         4.5 Counterparts; Headings. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. Article and Section headings in this Amendment are inserted for convenience of reference only and shall not constitute a part hereof.

         4.6 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

         4.7 Effectiveness. This Amendment shall be effective as of the date first written above upon receipt by M&I of each of the following:

         (a)      this Amendment executed on behalf of the Company; and

         (b) the Revolving Business Note in the principal amount of $4,000,000 dated October 7, 1997 executed by the Company payable to the order of M&I.



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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No.
4 to Loan Agreement as of the date first written above.

                                                 THE OILGEAR COMPANY


                                               By:/s/ Thomas J. Price
                                                  ------------------------------
                                                 Thomas J. Price, Vice President
                                                 of Finance/Secretary


                                               M&I MARSHALL & ILSLEY BANK


                                               By:/s/ Kathleen T. Coleman
                                                  ------------------------------
                                                  Kathleen T. Coleman
                                                  Vice President

                                               Attest:
                                               /s/ Mark R. Hogan
                                               ---------------------------------
                                               Mark R. Hogan, Senior Vice
                                               President




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